EXHIBIT 10.37
[THIS AGREEMENT NOW BETWEEN CURTIS CIRCULATION COMPANY AND FIRESTONE PUBLISHING, INC., AS ASSIGNEE OF DUGENT PUBLISHING CORP.]

CURTIS CIRCULATION COMPANY
Joseph M. Walsh, President

March 6, 1989

Mr. Walter Weidenbaum
282 Lagoon West
Lido Beach, NY 11561

Dear Walter:

This letter will serve as an Amendment to the Distribution Agreement ("DA"), which is dated April 22, 1983, between Curtis Circulation Company ("Curtis") and Dugent Publishing Corp. ("Dugent").

The following terms are agreed to and understood by the parties as the only changes to the aforementioned DA:

(I) Paragraph 9 (a) is amended to read as 5-1/4% of cover price of each copy of each issue of the three titles: GENT, CAVALIER and NUGGET

(II) Paragraph 9 (b) is amended to read as 7% of cover price on all new title Publications and all specials including those of GENT, CAVALIER and NUGGET

(III) The term of the DA is to be extended six (6) years from its present expiration date of July 1, 1989.

This Amendment shall become effective on July 1, 1989.

Please acknowledge the acceptance of the terms of this Amendment and intent to be legally bound hereby by signing the three enclosed copies of this letter and returning two to me for inclusion in our contract files.

Very truly yours,
CURTIS CIRCULATION
/S/
JOSEPH M. WALSH

Acknowledged and agreed to with intent to be legally bound hereby this 7th day of March, 1989.

DUGENT PUBLISHING CORP.

/S/
By: Walter Weidenbaum, Sec'y